Fifth Third Bank Auto Receivables Trust 1996-A            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Nov-96            30-Nov-96
Distribution Date:    16-Dec-96                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $11,311,957.12    $29.00454846
          Class B Certificate Amount     $533,024.16    $29.00338230

(ii)  Interest Distribution
          Class A Certificate Amount   $1,457,710.23     $3.73765800
          Class B Certificate Amount      $70,353.63     $3.82814398

(iii)  Servicing Fee                     $246,193.87     $0.60284849

(iv)  Class A Certificate Balance
         (after principal distributions)             $270,825,506.63
        Class A Pool Factor
         (after principal distributions)                   0.6944131
        Class B Certificate Balance
         (after principal distributions)              $12,762,150.30
        Class B Pool Factor
         (after principal distributions)                   0.6944254

(v)  Total Pool Balance
         (end of Collection Period)                  $283,587,656.85

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $736,397.65   $3,675,867.85
         Liquidation Proceeds            $281,477.56   $1,349,928.57
         Aggregate Net Losses            $454,920.09   $2,325,939.28

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $11,343,506.27

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $11,343,506.27